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                                                                      Exhibit 11


                     E. I. DU PONT DE NEMOURS AND COMPANY
                       CALCULATION OF EARNINGS PER SHARE
                    (Dollars in millions, except per share)

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
                                                                             Years Ended December 31
                                               ----------------------------------------------------------------------------------
                                                    1999             1998             1997              1996            1995
                                               --------------   --------------   --------------   --------------   --------------
Net income less dividends on
   preferred stock .......................     $        7,680   $        4,470   $        2,395   $        3,626   $        3,283
                                               ==============   ==============   ==============   ==============   ==============

Average number of common shares
   (excludes treasury stock and
   the shares held by DuPont
   Flexitrust) - Basic ...................      1,084,537,228    1,128,826,525    1,130,755,483    1,121,350,592    1,170,214,952

Shares assumed to be issued due
   to stock options ......................         13,433,101       16,520,503       19,047,967       18,472,163       13,193,507
                                               --------------   --------------   --------------   --------------   --------------

Adjusted average number of common
   shares and share equivalents
   - Diluted .............................      1,097,970,329    1,145,347,028    1,149,803,450    1,139,822,755    1,183,408,459
                                               ==============   ==============   ==============   ==============   ==============

Earnings per share:
   - Diluted .............................     $         6.99   $         3.90   $         2.08   $         3.18   $         2.77
                                               ==============   ==============   ==============   ==============   ==============

   - Basic ...............................     $         7.08   $         3.96   $         2.12   $         3.23   $         2.81
                                               ==============   ==============   ==============   ==============   ==============
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